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                                                                   Exhibit 10.27
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                                   AMENDMENT
                                    to the
                    THE AMETEK SAVINGS AND INVESTMENT PLAN
                    --------------------------------------
                                Amendment No. 2
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     WHEREAS, there was adopted and made effective as of October 1, 1984, The
AMETEK Savings and Investment Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

     WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  A new Appendix is hereby added to the Plan to read, in its
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entirety, as follows:

                                "APPENDIX VIII

                        SPECIAL PROVISIONS RELATING TO
                           CERTAIN EMPLOYEES OF THE
                      U.S. GAUGE DIVISION OF AMETEK, INC.
                      -----------------------------------


          1. The provisions of this Appendix VIII shall apply only to each non-union employee of the U.S. Gauge Division of AMETEK, Inc. ("U.S. Gauge"), who (i) was an employee of Schlumberger Industries, Inc. (the "Predecessor Employer") immediately prior to the acquisition by the Company from the Predecessor Employer of the assets of the Predecessor Employer which comprised its Weston U.S.A. Transducer Division, and
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     (ii) either directly transferred employment from the Predecessor Employer to U.S. Gauge or within a reasonable period of time after the acquisition transferred employment from the Predecessor Employer to U.S. Gauge in connection with such acquisition. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VIII.

          2. Each Covered Employee who has attained age 21 shall be eligible to participate in the Plan as of the first day of the month following his date of hire with the Company.

          3. Any Covered Employee not referred to in Section 2 of this Appendix VIII shall be eligible to participate in the Plan on the January 1st coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

          4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Contribution Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with Predecessor Employer. For all other purposes, a Covered Employee's Credited Service shall commence on his date of hire with the Company.

          5. Defined terms used in this Appendix VIII shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan.


          SECOND:  The provisions of this Amendment No. 2 shall be effective as
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of August 25, 1989.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 6th day of July, 1994.


                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                    ---------------------------

Attest:


  /s/ Donna F. Winquist
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(Seal)